UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
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PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

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Texas		22-3755993
(State of incorporation or organization)	4125 Blackhawk Plaza Circle, Suite 201A Danville, California 94506 (Address of principal executive offices and zip code)	(I.R.S. Employer Identification No.)
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Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, par value $0.001 per share	Name of each exchange on which each class is to be registered NYSE MKT LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-184346

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.    Description of Registrant’s Securities to be Registered.

A description of the common stock, par value $0.001 per share (“Common Stock”), of PEDEVCO Corp., a Texas corporation (the “Registrant”), is set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s Registration Statement on Form S-1 (File No. 333-184346), initially filed with the Securities and Exchange Commission on October 10, 2012 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which such description is incorporated herein by reference.

Item 2.    Exhibits.

None. The Common Stock to be registered on this Form 8-A is to be listed on the NYSE MKT LLC.  In accordance with the instructions to Form 8-A, no exhibits are required to be filed as part of this Form 8-A because no other securities of the Registrant are registered on the NYSE MKT LLC and because the securities being registered on this Form 8-A are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

PEDEVCO CORP.

Date: May 10, 2013	By:	/s/ Michael L. Peterson
Michael L. Peterson
Executive Vice President and Chief Financial Officer